EXHIBIT 10.1

INVESTMENT REPRESENTATION LETTER

AND SUBSCRIPTION AGREEMENT

March 28, 2014

Broadview Institute, Inc.

8147 Globe Drive

Woodbury, MN 55125

Gentlemen:

The undersigned hereby agrees to purchase from Broadview Institute, Inc. (the “Company”) 70,000,000 shares of Common Stock at a price of $0.07 per share (Common Shares). I understand that the Common Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the acquisition of the Common Shares by me is exempt under Section 4(2) thereof.

In partial consideration of the issuance of the Common Shares to me, I hereby represent, warrant and agree as follows:

1.             Knowledge of Reliance. I understand and recognize that the Company, in claiming a Section 4(2) exemption for the issuance of the Common Shares, is relying upon the statements and representations made by me in this letter.

2.             Investment Purpose in Acquiring the Common Shares.

a)            Generally. I am acquiring the Common Shares for my account for investment purposes only and not with a view to their resale or distribution. I have no present intention to divide my participation with others or to resell or otherwise dispose of all or any part of the Common Shares. In making these representations, I understand that in the view of the Securities and Exchange Commission the statutory exemption referred to above would not be available if, notwithstanding my representations, I have in mind merely acquiring the Common Shares for resale upon the occurrence or nonoccurrence of some predetermined event.

b)            Accredited Investor. I am (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501, (ii) experienced in making investments of this kind, and (iii) able to afford the entire loss of my investment in the Common Shares.

c)            Compliance With Securities Act. I agree that if I sell or distribute the Common Shares in the future, I shall sell or distribute them pursuant to the requirements of the Securities Act and applicable state securities laws. I agree that I will not transfer any part of the Common Shares without (i) effective registration under the Securities Act and applicable state securities laws, or (ii) obtaining an opinion of counsel satisfactory in form and substance to counsel for the Company stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and the applicable state securities laws.

d)            Restrictive Legend. I agree that you may place a restrictive legend on the Common Shares containing substantially the following language:

“The Common Shares represented by this certificate have not been registered under either the Securities Act of 1933, as amended, or applicable state securities laws, and are subject to an investment letter. They may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and the applicable state securities laws, or an opinion of counsel satisfactory in form and substance to counsel for the Company that such transaction will not result in a prohibited transaction under the Securities Act of 1933, as amended, or the applicable state securities laws.”

e)            Stop Transfer Order. I agree that the Company may place a stop transfer order with its registrar and stock transfer agent covering all certificates representing the Common Shares.

3.             Knowledge of Restrictions Upon Transfer of the Securities. I understand that the Common Shares are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, I may have extremely limited opportunities to dispose of the Common Shares. I understand that Rule 144 of the Securities and Exchange Commission permits the transfer of “restricted securities” of the type here involved only under certain conditions, including a minimum one-year holding period and availability to the public of certain information concerning the Company. I understand that there presently is only a limited market for shares of the Company’s Common Stock and that no assurance can be given that a public market for the Company’s shares will exist in the future or that the Company will meet the public information requirement.

4.             Registration Rights. I and the Company agree that for the Common Shares, I shall be entitled to the registration and other rights set forth in that Registration Rights Agreement, dated as of March 25, 2003, as if the Common Shares were part of the “Registrable Securities” provided for therein and as if the date of such Agreement were the date hereof.

5.             Information About the Company. I acknowledge that I am a director of the Company and that, by reason of my position and relationship with the Company as well as other actions taken by me, I am fully aware of and advised concerning the present financial condition of the Company, its business affairs and its prospects for future business.

signature page follows

_____________________________________________

Terry L. Myhre

4156 Brynwood Drive

Naples, FL 34119

The undersigned hereby accepts this Agreement.

BROADVIEW INSTITUTE, INC.

By:

Kenneth J. McCarthy

Title:       Chief Financial Officer

Date:       March 28, 2014